Exhibit 10(ii)

FORM OF NEW DIRECTOR STOCK AGREEMENT

UNDER THE AMENDED AND RESTATED

NORTHERN TRUST CORPORATION 2002 STOCK PLAN

This Agreement is entered into as of the              day of                     , 20    , between Northern Trust Corporation (“Northern”) and                                          (“Participant”).

The Amended and Restated Northern Trust Corporation 2002 Stock Plan (“Plan”) provides in Section 10 of the Plan for the awarding of stock units (“Stock Units”) to participants, who may include directors of Northern who are not employees of the Corporation or its Subsidiaries (collectively, the “Corporation”), as approved by the Compensation and Benefits Committee (“Committee”) of the Board of Directors of Northern. Capitalized terms not defined in this Agreement shall have the meanings assigned to them in the Plan.

In the exercise of its discretion under the Plan, the Committee has determined that the Participant should participate in the Plan and receive an award of Stock Units under Section 10 of the Plan, and, accordingly, Northern and the Participant hereby agree as follows:

1.	Grant. Northern hereby grants to the Participant an award of Stock Units equal in value to [$90,000,] as determined by the closing sale price of Northern’s Common Stock (as defined below) on the date of the 20 annual meeting of stockholders, subject to the terms and conditions of the Plan and this Agreement. A Stock Unit is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of a share of common stock (“Common Stock”), pursuant to Paragraph 6 of this Agreement.

2.	Stock Unit Account. Northern shall maintain an account (“Stock Unit Account”) on its books in the name of the Participant which shall reflect the number of Stock Units awarded to the Participant that the Participant is eligible to receive in distribution pursuant to Paragraph 6 of this Agreement.

3.	Dividend Equivalents. Except as provided below in Paragraph 7 of this Agreement, upon the payment of any dividend on Common Stock occurring during the period preceding the distribution of the Participant’s Stock Unit award pursuant to Paragraph 6 of this Agreement, Northern shall promptly (and in any event no later than March 15 of the calendar year following the calendar year in which the dividend is declared) pay to the Participant an amount in cash equal in value to the dividends that the Participant would have received had the Participant been the actual owner on the record date of the number of shares of Common Stock represented by the Stock Units in the Participant’s Stock Unit Account on that date (“Dividend Equivalents”).

4.	Forfeiture. If the Participant incurs a Separation from Service, as defined in Paragraph 7(c) below prior to the vesting date set forth in Paragraph 5 of this Agreement, the Participant’s Stock Units shall be forfeited and revert to Northern, and Northern shall have no further obligation after such date to pay Dividend Equivalents pursuant to Paragraph 3 of this Agreement. Northern shall have no further obligation to the Participant under this Agreement with respect to such Stock Units.

5.	Vesting. The Participant shall become 100% vested in his Stock Units upon the date (the “vesting date”) that is the earliest to occur of (a) the date of the Corporation’s 20 Annual Meeting of Stockholders (the “regular vesting date”), (b) the date of the Participant’s death, or (c) the date of a Change in Control, provided that the Participant has not incurred a Separation from Service prior to the earliest of the foregoing three events.

6.	Distribution. Except as provided below in Paragraph 7 of this Agreement,

(a)	Subject to Paragraph 6(b), if the Participant has become 100% vested in his Stock Units upon the regular vesting date, the Stock Units shall be distributed upon such regular vesting date, provided that the distribution shall be treated as made on such date if made within the period described in Treasury Regulation Section 1.409A-3(d), including without limitation the requirement that the Participant shall in no event have the right directly or indirectly to designate the taxable year of payment. Stock Units shall be distributed only in shares of Common Stock so that, pursuant to Paragraph 1 of this Agreement and this Paragraph 6, a Participant shall be entitled to receive one share of Common Stock for each Stock Unit in the Participant’s Stock Unit Account.

(b)	If a Participant’s service on the Board of Directors of Northern shall terminate by reason of death prior to the regular vesting date, all cash (as provided in Paragraph 7) or Common Stock then distributable hereunder with respect to the Participant shall be distributed to such individual, trustee, trust or other entity (“Beneficiary”) as the Participant shall have designated by an instrument in writing last filed with Northern prior to death, or in the absence of a designation, to the following persons in the order indicated below:

•	The Participant’s spouse; if none, then,

•	The Participant’s children (in equal amounts); if none, then,

•	The Participant’s parents (in equal amounts); if none, then,

•	The Participant’s brothers and sisters (in equal amounts); if none, then,

•	The Participant’s estate.

Except as otherwise provided in Paragraph 7(c), such distribution shall be made on the date of death, provided that the distribution shall be treated as made on such date if made within the period described in Treasury Regulation Section 1.409A-3(d), including without limitation the requirement that neither the Participant (nor the Beneficiary) shall have the right directly or indirectly to designate the taxable year of payment.

(c)	If the Participant dies on or after the regular vesting date, but prior to the distribution of all amounts to which the Participant is entitled hereunder, all cash or Common Stock then distributable hereunder with respect to the Participant shall be distributed to the Beneficiary designated by the Participant, or, if none, to the persons identified in clause (b) of this Paragraph 6, within the period described in clause (a) of this Paragraph 6, except as otherwise provided in Paragraph 7(c).

(d)	In the case of Stock Units that become vested as a result of a Change in Control, the Participant shall not be entitled to a distribution of such Stock Units upon such Change in Control. Instead, any Stock Units that become vested as a result of a Change in Control shall be distributed only upon the date, or the occurrence of the event upon which, distribution would have been made in the absence of such Change in Control. For purposes of this Paragraph 6(d) the Annual Meeting in 20__ shall be deemed to occur upon the third Tuesday in April in that year.

7.	Voluntary Deferral.

(a)	Subject to applicable law and the provisions of Paragraph 7(b), the Participant may elect to defer receipt of the payment of all or any portion of the Stock Units until the date on which the Participant incurs a Separation from Service, as defined in Paragraph 7(c) below. Any such election shall likewise apply to the Dividend Equivalents payable with respect to such deferred Stock Units. Deferred Dividend Equivalents shall be credited to a cash account with respect to the Stock Units (“Cash Account”) maintained by Northern on its books in the name of the Participant. Until the entire balance of a Cash Account has been paid to the Participant or to the Participant’s Beneficiaries (as defined in Paragraph 6), such balance shall be adjusted on the last day of each calendar quarter to reflect accrued interest on such balance based on the rate of interest determined from time to time by the Committee.

(b)	A Participant may elect to defer receipt of the payment of all or any portion of the Stock Units granted hereunder and related Dividend Equivalents to the date of his or her Separation from Service, as defined in Paragraph 7(c) below only if the grant hereunder is made in the calendar year in which the Participant initially becomes eligible to participate in the Plan, and the election is made on a deferral election form provided by the Committee and completed and delivered to the Committee within 30 days after the date on which the Participant initially becomes eligible to participate in the Plan. Such election shall be effective with respect to Stock Units described in Section 1 that are paid for services to be performed by the Participant after the date such deferral election form is completed and delivered to the Committee and becomes irrevocable with respect to such Stock Units and their related Dividend Equivalents upon completion and delivery of such deferral election form to the Committee. For purposes of applying the foregoing provisions of this Paragraph 7(b), the plan aggregation rules of Treasury Regulation Section 1.409A-1(c) shall apply. A Participant’s election hereunder shall remain in effect for grants of Stock Units in subsequent calendar years and becomes irrevocable as of each December 31 with respect to Stock Units granted for services performed in the immediately following calendar year, until modified or revoked by the Participant by the completion and delivery to the Committee of a form provided by the Committee for such purpose, setting out such modification or revocation; any such modification or revocation shall be effective only for Stock Units granted to the Participant for services performed in calendar years beginning after the calendar year in which such modification or revocation is completed and delivered to the Committee and shall have no effect on the Stock Units granted hereunder.

(c)

The entire balance of deferred Stock Units in the Stock Unit Account and deferred Dividend Equivalents in the Cash Account shall be paid to the Participant or to the Beneficiaries of the Participant (i) in a single lump sum on the 10th business day following the date the Participant incurs a Separation from Service, as defined below, or (ii) in up to 10 annual installments beginning on the 10th business day following the date the Participant incurs a Separation from Service, as defined below, as irrevocably designated by the Participant in the applicable form described in Paragraph 7(b) above. In the absence of a designation, the entire balance of deferred Stock Units in the Stock Unit Account and deferred Dividend Equivalents in the Cash Account shall be paid in a single lump sum on the 10th business day following the date the Participant incurs a Separation from Service, as defined below. For purposes of this Agreement, the term “Separation from Service” shall mean the date on which the Participant dies or otherwise terminates his or her membership on the Board of Directors of Northern.

(d)	Deferred Stock Units in the Stock Unit Account shall be distributed only in shares of Common Stock. In the event of a single lump sum distribution in Common Stock, a certificate (or a non-certificated book entry) representing the number of full shares of Common Stock equal to the number of such Stock Units in the Stock Unit Account, registered in the name of the Participant or the Beneficiaries of the Participant, shall be distributed to the Participant or the Beneficiaries of the Participant, on the distribution date described in Paragraph 7(c) above. In the event of a distribution in Common Stock in up to 10 annual installments, a certificate (or a non-certificated book entry) representing the number of full shares of Common Stock equal to a fraction (the numerator of which shall be the number of Stock Units in the Stock Unit Account, and the denominator of which shall be the number of annual installments designated by the Participant), registered in the name of the Participant or the Beneficiaries of the Participant, shall be distributed to the Participant or the Beneficiaries of the Participant, on the distribution date described in Paragraph 7(c) above in each year of the installment period, provided that the number of shares in each of the installments may be rounded to avoid fractional shares and the effects of any such rounding shall be reflected in the last installment.

(e)	Deferred Dividend Equivalents in the Participant’s Cash Account shall be distributed in cash. In the event of a single lump sum distribution in cash, the entire balance of the Participant’s Cash Account shall be distributed to the Participant or the Beneficiaries of the Participant on the distribution date described in Paragraph 7(c) above. In the event of a distribution in cash in up to 10 annual installments, the balance of the Cash Account shall continue to accrue interest and shall be distributed to the Participant or the Beneficiaries of the Participant on the distribution date described in Paragraph 7(c) above in each year of the installment period in an amount equal to the then current balance in the Cash Account multiplied by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years remaining in the installment period.

8.	Delivery of Shares. Northern may delay the issuance or delivery of shares of Common Stock if Northern reasonably anticipates that such issuance or delivery will violate federal securities laws or other applicable law, provided that the issuance or delivery is made at the earliest date at which Northern reasonably anticipates that such issuance or delivery will not cause such violation.

9.	Adjustment. The Stock Units provided herein are subject to adjustment in accordance with the provisions of Section 11 of the Plan.

10.	No Obligation to Reelect. Nothing in the Plan or this Agreement shall be deemed to create an obligation on the part of the Board of Directors to nominate the Participant for reelection by Northern’s stockholders or to fill any vacancy upon action of the Board of Directors.

11.	Nontransferability. No interest hereunder of the Participant or any Beneficiary shall be assignable or transferable by voluntary or involuntary act or by operation of law other than by testamentary bequest or devise or the laws of descent or distribution, all rights hereunder shall be wholly unalienable and beyond the power of any person to anticipate or in any way create a lien or encumbrance thereon; and distribution shall be made only to (i) the Participant, (ii) the Participant’s personal representative in the event of the Participant’s adjudicated disability, or (iii) the Participant’s Beneficiaries in the event of the Participant’s death, upon his, her or their own personal receipts or endorsements. Any effort to exercise the powers herein denied shall be wholly ineffective and shall be grounds for termination by the Committee of all rights hereunder.

12.	Withholding. In the event that federal, state or local taxes must be withheld from any distribution hereunder, (a) the Corporation shall deduct from any such distribution in cash the amount of such required withholding and, (b) with respect to distributions in shares of Common Stock, subject to such rules and limitations as may be established by the Committee from time to time, withholding obligations, if any, shall be satisfied from one of the following elected by the Participant: (i) by cash payment by the Participant; (ii) through the surrender of shares of Common Stock already owned by the Participant that are acceptable to the Committee; or (iii) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Corporation’s minimum statutory withholding obligation, if any (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

13.	Administration. The Plan is administered by the Committee. The rights of the Participant hereunder are expressly subject to the terms and conditions of the Plan (including continued shareholder approval of the Plan), together with such guidelines as have been or may be adopted from time to time by the Committee. The Participant hereby acknowledges receipt of a copy of the Plan.

14.	No Rights as Shareholder. Except as provided herein, the Participant will have no rights as a shareholder with respect to the Stock Units.

15.	Interpretation. Any interpretation by the Committee of the terms and conditions of the Plan, this Agreement or any guidelines shall be final. This Agreement shall be construed under the laws of the State of Illinois without regard to the conflict of law provisions of any state. Capitalized terms not defined in this Agreement shall have the meanings assigned to them in the Plan.

16.	Sole Agreement. This Agreement, together with the Plan, is the entire Agreement between the parties hereto, all prior oral and written representations being merged herein. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by the party to be bound. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors.

IN WITNESS WHEREOF, the Participant and Northern Trust Corporation by its duly authorized officer have signed this Agreement the day and year first written above.

Northern Trust Corporation

By:

Participant